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                                                                  EXHIBIT 23.2
                   CONSENT OF ERNST & YOUNG LLP

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 15, 1997 (except for Note 19, as to which the date is April 29, 1998), in the Registration Statement (Form S-4) and related Prospectus of Grove Holdings LLC and Grove Holdings Capital, Inc. for the registration of $88,000,000 11-5/8% Senior Discount Debentures due 2009.

                      Ernst & Young LLP

Baltimore, Maryland
June 22, 1998